HOME EQUITY LOAN-BACKED TERM NOTES, GMACM SERIES 2001-HLTV1
                             PAYMENT DATE 11/26/2001
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SERVICING CERTIFICATE                        GROUP 1             GROUP 2
---------------------
Beginning Pool Balance                            250,717,042.71   21,435,667.65
Beginning PFA                                               0.00            0.00
Ending Pool Balance                               244,920,773.44   20,881,549.42
Ending PFA Balance                                             -               -
Principal Collections                               5,339,145.91      520,306.64
Principal Draws                                                -               -
Net Principal Collections                           5,339,145.91      520,306.64
Active Loan Count                                          6,449             280

Interest Collections                                3,001,178.78      261,502.36

Weighted Average Net Loan Rate                         15.08000%       14.98000%
Substitution Adjustment Amount                              0.00            0.00

             BEGINNING          ENDING                                           INTEREST  SECURITY
TERM NOTES    BALANCE           BALANCE       FACTOR     PRINCIPAL    INTEREST   SHORTFALLS   %        COUPON
----------    -------           -------       ------     ---------    ---------  ----------   -        ------
Class A-I-1   26,024,854.22   20,238,367.32   0.3540280 5,786,486.90   59,221.00      0.00 0.067461        2.560%
Class A-I-2   26,379,000.00   26,379,000.00   1.0000000         0.00  132,774.30      0.00 0.08793         6.040%
Class A-I-3   41,965,000.00   41,965,000.00   1.0000000         0.00  219,267.13      0.00 0.139883        6.270%
Class A-I-4   17,163,000.00   17,163,000.00   1.0000000         0.00   92,108.10      0.00 0.05721         6.440%
Class A-I-5   30,678,000.00   30,678,000.00   1.0000000         0.00  169,495.95      0.00 0.10226         6.630%
Class A-I-6   42,404,000.00   42,404,000.00   1.0000000         0.00  243,823.00      0.00 0.141347        6.900%
Class A-I-7   59,245,000.00   59,245,000.00   1.0000000         0.00  355,963.71      0.00 0.197483        7.210%
Class A-II    20,793,856.14   20,229,955.54   0.8091982   563,900.60  120,431.08      0.00 0.067433        6.950%


Certificates     -                 -             -           -       1,294,195.31    -        -          -

Beginning Overcollateralization Amount              7,500,000.00
Overcollateralization Amount Increase (Decrease)            0.00
Outstanding Overcollateralization Amount            7,500,000.00
Overcollateralization Target Amount                 7,500,000.00

Credit Enhancement Draw Amount                              0.00
Unreimbursed Prior Draws                                    0.00


                                                                                   NUMBER      PERCENT
GROUP 1                                                  BALANCE                  OF LOANS    OF BALANCE
-------                                                  -------                  --------    ----------
Delinquent Loans (30 Days)                          1,615,309.01                     44         0.66%
Delinquent Loans (60 Days)                          1,027,904.23                     26         0.42%
Delinquent Loans (90+ Days) (1)                     1,983,871.07                     51         0.81%
REO                                                         0.00                      0         0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO


                                                                                   NUMBER      PERCENT
GROUP 2                                                  BALANCE                  OF LOANS    OF BALANCE
-------                                                  -------                  --------    ----------
Delinquent Loans (30 Days)                                     -                      0         0.00%
Delinquent Loans (60 Days)                                     -                      0         0.00%
Delinquent Loans (90+ Days) (1)                                -                      0         0.00%
REO                                                         0.00                      0         0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO


                                              LIQUIDATION TO-DATE
Beginning Loss Amount                               1,093,865.62
Current Month Loss Amount                             490,934.95
Current Month Principal Recovery                            0.00
Net Ending Loss Amount                              1,584,800.57            0.01

                                               SPECIAL HAZARD                       FRAUD     BANKRUPTCY
Beginning Amount                                            0.00                        0.00         0.00
Current Month Loss Amount                                   0.00                        0.00         0.00
Ending Amount                                                  -                           -            -

Liquidation Loss Distribution Amounts                       0.00
Extraordinary Event Losses                                  0.00
Excess Loss Amounts                                         0.00

CAPITALIZED INTEREST ACCOUNT
Beginning Balance                                           0.00
Withdraw relating to Collection Period                      0.00
Ending CIA Balance Transferred to Seller                    0.00
Interest Earned (Zero, Paid to Funding Account)            0.00
                                                           ----
Total Ending Capitalized Interest Account Balance as of Paym0.00Date
Interest earned for Collection Period                       0.00
Interest withdrawn related to prior Collection Period       0.00


PREFUNDING ACCOUNT
Beginning Balance                                           0.00
Additional Purchases during Revolving Period                0.00
Excess of Draws over Principal Collections                  0.00
Ending PreFunding Account Balance to Notes                  0.00
                                                           ----
Total Ending Balance as of Payment Date                     0.00
Interest earned for Collection Period                       0.00
Interest withdrawn related to prior Collection Period       0.00

Current Month Repurchases Units                                0
Current Month Repurchases ($)                                  0
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